Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NLI Holdings, Inc. of our report dated March 9, 2026 relating to the financial statements, which appears in NLI Holdings, Inc.'s (formerly NL Industries, Inc.’s) Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
November 5, 2026